Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED GASTAR EXPLORATION, LTD. EMPLOYEE
CHANGE OF CONTROL SEVERANCE PLAN

The GASTAR EXPLORATION, LTD. EMPLOYEE CHANGE OF CONTROL SEVERANCE PLAN (as previously amended and restated) (the “Plan”) is hereby amended effective as of June 7, 2013 pursuant to the authorization and direction of the Board of Directors of GASTAR EXPLORATION, LTD.
1.Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:
APPENDIX A

Position of Covered Employee	Severance Period (in years)	Bonus Target
CEO	3.00	75%
CFO	2.50	60%
COO	2.50	60%
VP	2.00	50%
Director	1.50	25%
Manager	1.25	0%
Supervisor	1.00	0%
Staff	0.75	0%

2.Except as expressly modified by this Second Amendment, the terms of the Plan shall remain in full force and effect and are hereby confirmed and ratified.

EXECUTED on June 7, 2013

GASTAR EXPLORATION, LTD.
By:    /s/ J. Russell Porter
Name:    J. Russell Porter
Title:    President and Chief Executive Officer